Exhibit 99.1

NEWS BULLETIN

M.D.C. HOLDINGS, INC.

FOR IMMEDIATE RELEASE

FRIDAY, JULY 30, 2010

Contact:	Robert N. Martin
Investor Relations (720) 977-3431 bob.martin@mdch.com

M.D.C. HOLDINGS ANNOUNCES SECOND QUARTER 2010 RESULTS

•	Closings increased 71% to 1,135 homes
•	Net orders increased 4% to 1,015 homes
•	Loss per share improved to $0.08 vs. loss of $0.64 in Q2 2009
•	Secured control of 2,160 lots; 36 new communities
•	Backlog increased 18% to 1,114 homes at 6/30/10

DENVER, Friday, July 30, 2010—M.D.C. Holdings, Inc. (NYSE: MDC) today reported a net loss for the 2010 second quarter of $3.7 million, or $0.08 per share, compared with a net loss for the 2009 second quarter of $29.6 million, or $0.64 per share. The improvement in operating results was driven primarily by an increase in home closings.

For the six months ended June 30, 2010, net loss was $24.6 million, or $0.53 per diluted share, compared with a net loss for the six months ended June 30, 2009 of $70.4 million, or $1.52 per diluted share.

Management Comments

Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “During the second quarter, we successfully executed a strategy designed to capture homebuyer demand in advance of the expiration of the federal homebuyer tax credit, resulting in an increase in our home orders year-over-year for the fifth consecutive quarter. In addition, we are pleased to report strong top-line growth, with revenues up 67% year-over-year on the strength of a 71% increase in home closings.”

Mizel continued, “Over the past twelve months, we have secured control of 157 new communities across the country, including 36 in the second quarter alone. These subdivisions provide us with a strong platform for future growth. However, our outlook remains cautious given the industry-wide slowdown in new home orders in the second quarter immediately following the expiration of the federal homebuyer tax credit and the uncertainty surrounding overall economic conditions.”

Mizel concluded, “With more than $1.6 billion in cash and investments at the end of the quarter, we are well-positioned to adapt to changing industry conditions. Even if homebuilding activity remains subdued, we will continue to focus our attention on long-term shareowner value through the pursuit and implementation of improvements to our business processes that will enhance our performance in the future.”

Highlights

Home closings for the second quarter ended June 30, 2010 improved to 1,135 homes with an average selling price of $274,300, compared with home closings of 665 units with an average selling price of $279,000 during the same period in 2009. The improvement in closings is attributable to a beginning backlog of 1,234 units compared to 629 units in backlog to begin the second quarter of 2009. Total revenue for the second quarter of 2010 was $326.3 million, compared with revenue of $195.3 million for the same period in 2009. The increase in revenue was primarily driven by a 71% increase in home closings, partially offset by the 2% year-over-year decrease in average selling price.

Net orders for the second quarter ended June 30, 2010 improved to 1,015 homes with an estimated sales value of $281 million, compared with net orders for 977 homes with an estimated sales value of $289 million during the same period in 2009. The improvement in net orders is attributable to a 25% increase in the average rate of sales per active community, partially offset by a 17% decline in the average number of active communities. During the second quarter of 2010, the Company’s cancellation rate increased to 25% compared with 20% during the same period in 2009. We ended the 2010 second quarter with 1,114 homes under contract with an estimated sales value of $351 million, compared with a backlog of 941 homes with an estimated sales value of $295 million at June 30, 2009.

Home gross margin in the 2010 second quarter was 18.1%, virtually unchanged as compared with 18.0% in the 2009 second quarter. However, excluding interest expense and warranty adjustments, home gross margin increased to 20.2% in the second quarter of 2010 as compared with 16.8% in the second quarter of 2009. The improvement was primarily the result of an increase in net option revenue, relative to home sales revenue, combined with a reduction in construction costs relative to home sales revenue. Both the increase in average upgrade revenue and the decrease in construction costs were driven by the Company’s efforts to build smaller, more efficient homes that can be personalized based on homebuyer preference. These improvements partially were offset by an increase in land costs relative to home sales revenue from 12.3% in the 2009 second quarter to 20.6% in the 2010 second quarter.

SG&A increased to $67.7 million for the quarter ended June 30, 2010, compared with $52.7 million for the same period in the prior year. The increase was driven primarily by an $8.2 million increase in marketing and commissions costs directly related to the increased closings, combined with a $6.8 million increase in general and administrative costs associated with increased salaries and benefits. No asset impairments were incurred during the quarter, compared with $1.2 million incurred in the second quarter of 2009.

About MDC

Since 1972, MDC’s subsidiary companies have built and financed the American dream for more than 160,000 families. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding divisions across the country, including Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, California, Northern Virginia, Maryland, Philadelphia/Delaware Valley and Jacksonville. The Company’s subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, and land and home values; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) the relative stability of debt and equity markets; (6) competition; (7) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (8) the availability and cost of performance bonds and insurance covering risks associated with our business; (9) shortages and the cost of labor; (10) weather related slowdowns; (11) slow growth initiatives; (12) building moratoria; (13) governmental regulation, including the interpretation of tax, labor and environmental laws; (14) changes in consumer confidence and preferences; (15) terrorist acts and other acts of war; and (16) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Form 10-Q for the quarter ended June 30, 2010, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue
Home sales revenue	$311,276	$185,554	$452,219	$352,536
Land sales revenue	5,699	1,954	5,714	4,572
Other revenue	9,355	7,758	15,475	14,090

Total Revenue	326,330	195,266	473,408	371,198

Costs and Expenses
Home cost of sales	255,062	152,118	364,452	293,443
Land cost of sales	4,974	1,500	5,165	2,841
Asset impairments, net	—	1,243	—	15,812
Marketing expenses	11,475	7,930	18,535	16,762
Commission expenses	11,611	6,953	16,740	13,311
General and administrative expenses	44,588	37,800	84,791	76,181
Other operating expenses	529	292	1,020	557
Related party expenses	—	4	9	9

Total Operating Costs and Expenses	328,239	207,840	490,712	418,916

Loss from Operations	(1,909)	(12,574)	(17,304)	(47,718)

Other income (expense)
Interest income	7,541	2,968	11,969	7,039
Interest expense	(9,436)	(9,838)	(19,810)	(19,578)
Other income	105	381	204	121

Loss Before Taxes	(3,699)	(19,063)	(24,941)	(60,136)

Benefit from (provision for) income taxes, net	15	(10,519)	384	(10,299)

NET LOSS	$(3,684)	$(29,582)	$(24,557)	$(70,435)

LOSS PER SHARE
Basic	$(0.08)	$(0.64)	$(0.53)	$(1.52)

Diluted	$(0.08)	$(0.64)	$(0.53)	$(1.52)

DIVIDENDS DECLARED PER SHARE	$0.25	$0.25	$0.50	$0.50

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	June 30, 2010	December 31, 2009
Assets
Cash and cash equivalents	$692,132	$1,234,252
Marketable securities	941,403	327,944
Restricted cash	713	476
Receivables
Home sales receivables	34,096	10,056
Income taxes receivable	641	145,144
Other receivables	17,412	5,844
Mortgage loans held-for-sale, net	112,065	62,315
Inventories, net
Housing completed or under construction	382,971	260,324
Land and land under development	370,352	262,860
Property and equipment, net	41,188	38,421
Deferred tax asset, net of valuation allowance of $217,455 and $208,144 at June 30, 2010 and December 31, 2009, respectively	—	—
Related party assets	7,856	7,856
Prepaid expenses and other assets, net	80,369	73,816

Total Assets	$2,681,198	$2,429,308

Liabilities
Accounts payable	$51,888	$36,087
Accrued liabilities	289,614	291,969
Related party liabilities	86	1,000
Mortgage repurchase facility	65,305	29,115
Senior notes, net	1,242,325	997,991

Total Liabilities	1,649,218	1,356,162

Commitments and Contingencies	—	—

Stockholders’ Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 47,194,000 and 47,138,000 issued and outstanding, respectively, at June 30, 2010 and 47,070,000 and 47,017,000 issued and outstanding, respectively, at December 31, 2009	472	471
Additional paid-in-capital	810,929	802,675
Retained earnings	222,532	270,659
Accumulated other comprehensive loss	(1,294)	—
Treasury stock, at cost; 56,000 and 53,000 shares at June 30, 2010 and December 31, 2009, respectively	(659)	(659)

Total Stockholders’ Equity	1,031,980	1,073,146

Total Liabilities and Stockholders' Equity	$2,681,198	$2,429,308

M.D.C. HOLDINGS, INC.

Information on Segments

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
REVENUE
Homebuilding
West	$123,193	$81,758	$180,330	$156,440
Mountain	110,112	57,658	156,794	101,775
East	72,657	39,479	104,162	79,971
Other Homebuilding	16,757	13,117	25,793	26,800

Total Homebuilding	322,719	192,012	467,079	364,986
Financial Services and Other	9,143	7,006	14,764	12,569
Corporate	—	—	—	50
Inter-company adjustments	(5,532)	(3,752)	(8,435)	(6,407)

Consolidated	$326,330	$195,266	$473,408	$371,198

(LOSS) INCOME BEFORE INCOME TAXES
Homebuilding
West	$6,357	$10,075	$8,711	$(228)
Mountain	4,962	(2,308)	6,132	(7,119)
East	1,455	(4,626)	(64)	(6,997)
Other Homebuilding	295	(677)	(224)	(1,508)

Total Homebuilding	13,069	2,464	14,555	(15,852)
Financial Services and Other	4,089	2,615	5,935	4,236
Corporate	(20,857)	(24,142)	(45,431)	(48,520)

Consolidated	$(3,699)	$(19,063)	$(24,941)	$(60,136)

INVENTORY IMPAIRMENTS
West	$—	$(557)	$—	$12,510
Mountain	—	—	—	254
East	—	1,725	—	2,475
Other Homebuilding	—	—	—	284

Consolidated	$—	$1,168	$—	$15,523

	June 30, 2010	December 31, 2009
TOTAL ASSETS
Homebuilding
West	$300,848	$190,204
Mountain	328,696	237,702
East	170,525	112,964
Other Homebuilding	36,457	26,778

Total Homebuilding	836,526	567,648
Financial Services and Other	183,478	133,957
Corporate	1,663,851	1,773,660
Inter-company adjustments	(2,657)	(45,957)

Consolidated	$2,681,198	$2,429,308

M.D.C. HOLDINGS, INC.

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2010	2009	Amount	%	2010	2009	Amount	%
SELECTED FINANCIAL DATA
General and Administrative Expenses
Homebuilding	$20,489	$15,906	$4,583	29%	$38,215	$31,685	$6,530	21%
Financial Services and Other	5,658	4,845	$813	17%	9,746	9,343	$403	4%
Corporate (1)	18,441	17,053	$1,388	8%	36,839	35,162	$1,677	5%

Total	$44,588	$37,804	$6,784	18%	$84,800	$76,190	$8,610	11%

SG&A as a % of Home Sales Revenue
Homebuilding Segments	14.0%	16.6%	-2.6%		16.3%	17.5%	-1.2%
Corporate Segment (1)	5.9%	9.2%	-3.3%		8.1%	10.0%	-1.9%
Depreciation and Amortization (2)	$5,169	$2,831	$2,338	83%	$8,101	$6,724	$1,377	20%
Home Gross Margins (3)	18.1%	18.0%	0.1%		19.4%	16.8%	2.6%
Interest in Home Cost of Sales as a % of Home Sales Revenue	-2.6%	-4.7%	2.1%		-2.5%	-4.7%	2.2%
Cash Provided by (Used in)
Operating Activities	$(190,450)	$12,325	$(202,775)		$(178,934)	$251,818	$(430,752)
Investing Activities	$(116,380)	$(48,747)	$(67,633)		$(618,147)	$33,943	$(652,090)
Financing Activities	$48,823	$11,616	$37,207		$254,961	$(30,664)	$285,625
Corporate and Homebuilding Interest
Interest capitalized, beginning of period	$31,773	$36,050	$(4,277)	-12%	$28,339	$39,239	$(10,900)	-28%
Interest capitalized, net of interest expense	$8,849	$4,700	$4,149	88%	$15,485	$9,544	$5,941	62%
Previously capitalized interest included in home cost of sales	$(8,202)	$(8,661)	$459	-5%	$(11,404)	$(16,694)	$5,290	-32%
Interest capitalized, end of period	$32,420	$32,089	$331	1%	$32,420	$32,089	$331	1%

(1)	Includes related party expenses.
(2)	Includes depreciation and amortization of long-lived assets and amortization of deferred marketing costs.
(3)

Home sales revenue less home cost of sales (excluding commissions, amortization of deferred marketing, project cost write offs and asset impairments) as a percent of home sales revenue. During the three months ended June 30, 2010 and June 30, 2009, we closed homes on lots for which we had previously recorded $50.7 million and $47.4 million, respectively, of asset impairments. During the six months ended June 30, 2010 and June 30, 2009, we closed homes on lots for which we had previously recorded $81.7 million and $90.6 million, respectively, of asset impairments.

M.D.C. HOLDINGS, INC.

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2010	2009	Amount	%	2010	2009	Amount	%
HOMEAMERICAN OPERATING ACTIVITIES
Principal amount of mortgage loans originated	$240,693	$142,191	$98,502	69%	$348,783	$268,698	$80,085	30%
Principal amount of mortgage loans brokered	$882	$6,030	$(5,148)	-85%	$3,738	$18,995	$(15,257)	-80%
Capture Rate	87%	82%	5%		86%	80%	6%
Including brokered loans	88%	85%	3%		87%	85%	2%
Mortgage products (% of mortgage loans originated)
Fixed rate	97%	100%	-3%		96%	100%	-4%
Adjustable rate—other	3%	0%	3%		4%	0%	4%
Prime loans(4)	26%	27%	-1%		25%	34%	-9%
Government loans(5)	74%	73%	1%		75%	66%	9%

(4)

Prime loans generally are defined as loans with Fair, Isaac and Company (“FICO”) scores greater than 620 and that comply with the documentation standards of the government sponsored enterprise guidelines.

(5)	Government loans are loans either insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	June 30, 2010	December 31, 2009	June 30, 2009
HOMES COMPLETED OR UNDER CONSTRUCTION
Unsold Home Under Construction—Final	47	41	82
Unsold Home Under Construction—Frame	720	389	248
Unsold Home Under Construction—Foundation	124	109	122

Total Unsold Homes Under Construction	891	539	452
Sold Homes Under Construction	865	570	664
Model Homes	226	212	246

Homes Completed or Under Construction	1,982	1,321	1,362

LOTS OWNED (excluding homes completed or under construction)
Arizona	1,165	1,075	1,247
California	1,130	581	618
Nevada	681	966	936

West	2,976	2,622	2,801

Colorado	2,893	2,514	2,541
Utah	569	545	568

Mountain	3,462	3,059	3,109

Delaware Valley	55	82	101
Maryland	144	100	169
Virginia	371	241	210

East	570	423	480

Florida	184	138	213
Illinois	134	141	141

Other Homebuilding	318	279	354

Total	7,326	6,383	6,744

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	June 30, 2010	December 31, 2009	June 30, 2009
LOTS CONTROLLED UNDER OPTION
Arizona	499	328	416
California	152	113	145
Nevada	570	222	95

West	1,221	663	656

Colorado	644	537	157
Utah	156	117	12

Mountain	800	654	169

Delaware Valley	—	—	—
Maryland	655	575	409
Virginia	272	192	251

East	927	767	660

Florida	658	500	486
Illinois	—	—	—

Other Homebuilding	658	500	486

Total	3,606	2,584	1,971

NON-REFUNDABLE OPTION DEPOSITS
Cash	$7,933	$7,654	$5,295
Letters of Credit	2,727	2,134	3,383

Total Non-Refundable Option Deposits	$10,660	$9,788	$8,678

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2010	2009	Amount	%	2010	2009	Amount	%
HOMES CLOSED (UNITS)
Arizona	242	181	61	34%	350	353	(3)	-1%
California	68	52	16	31%	114	111	3	3%
Nevada	221	114	107	94%	319	188	131	70%

West	531	347	184	53%	783	652	131	20%

Colorado	230	113	117	104%	338	204	134	66%
Utah	147	56	91	163%	199	96	103	107%

Mountain	377	169	208	123%	537	300	237	79%

Delaware Valley	12	11	1	9%	16	30	(14)	-47%
Maryland	75	39	36	92%	101	65	36	55%
Virginia	68	45	23	51%	108	86	22	26%

East	155	95	60	63%	225	181	44	24%

Florida	72	44	28	64%	113	93	20	22%
Illinois	—	10	(10)	-100%	—	19	(19)	-100%

Other Homebuilding	72	54	18	33%	113	112	1	1%

Total	1,135	665	470	71%	1,658	1,245	413	33%

AVERAGE SELLING PRICES PER HOME CLOSED
Arizona	$190.7	$197.9	$(7.2)	-4%	$194.7	$195.3	$(0.6)	0%
California	444.7	414.0	30.7	7%	407.3	405.6	1.7	0%
Colorado	303.0	341.7	(38.7)	-11%	302.0	346.4	(44.4)	-13%
Delaware Valley	377.1	393.6	(16.5)	-4%	366.4	413.4	(47.0)	-11%
Florida	227.3	227.1	0.2	0%	224.8	223.0	1.8	1%
Illinois	—	312.1	N/A	N/A	—	316.0	N/A	N/A
Maryland	476.2	381.7	94.5	25%	462.9	405.2	57.7	14%
Nevada	187.2	210.3	(23.1)	-11%	187.8	207.4	(19.6)	-9%
Utah	274.7	301.5	(26.8)	-9%	274.4	300.3	(25.9)	-9%
Virginia	476.2	451.3	24.9	6%	476.8	478.5	(1.7)	0%
Company Average	$274.3	$279.0	$(4.7)	-2%	$272.7	$283.2	$(10.5)	-4%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2010	2009	Amount	%	2010	2009	Amount	%
ORDERS FOR HOMES, NET (UNITS)
Arizona	184	214	(30)	-14%	352	372	(20)	-5%
California	109	112	(3)	-3%	135	187	(52)	-28%
Nevada	195	153	42	27%	365	248	117	47%

West	488	479	9	2%	852	807	45	6%

Colorado	232	206	26	13%	502	340	162	48%
Utah	110	86	24	28%	235	127	108	85%

Mountain	342	292	50	17%	737	467	270	58%

Delaware Valley	2	19	(17)	-89%	16	33	(17)	-52%
Maryland	60	54	6	11%	93	91	2	2%
Virginia	76	61	15	25%	142	117	25	21%

East	138	134	4	3%	251	241	10	4%

Florida	47	64	(17)	-27%	106	122	(16)	-13%
Illinois	—	8	(8)	-100%	—	16	(16)	-100%

Other Homebuilding	47	72	(25)	-35%	106	138	(32)	-23%

Total	1,015	977	38	4%	1,946	1,653	293	18%

Estimated Value of Orders for Homes, net	$281,000	$289,000	$(8,000)	-3%	$539,000	$480,000	$59,000	12%
Estimated Average Selling Price of Orders for Homes, net	$276.8	$295.8	$(19.0)	-6%	$277.0	$290.4	$(13.4)	-5%
Cancellation Rate(6)	25%	20%	5%		24%	22%	2%

(6)	We define “Cancellation Rate” as the approximate number of cancelled home order contracts during a reporting period as a percent of total home orders received during such reporting period.

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	June 30, 2010	December 31, 2009	June 30, 2009
BACKLOG (UNITS)
Arizona	105	103	177
California	97	76	125
Nevada	134	88	113

West	336	267	415

Colorado	371	207	208
Utah	130	94	73

Mountain	501	301	281

Delaware Valley	23	23	30
Maryland	95	103	84
Virginia	107	73	67

East	225	199	181

Florida	52	59	64
Illinois	—	—	—

Other Homebuilding	52	59	64

Total	1,114	826	941

Backlog Estimated Sales Value	$351,000	$265,000	$295,000

Estimated Average Selling Price of Homes in Backlog	$315.1	$320.8	$313.5

ACTIVE SUBDIVISIONS
Arizona	26	28	27
California	6	3	10
Nevada	15	18	19

West	47	49	56

Colorado	41	42	43
Utah	18	16	18

Mountain	59	58	61

Delaware Valley	1	1	1
Maryland	9	8	9
Virginia	9	7	7

East	19	16	17

Florida	9	10	8
Illinois	—	—	—

Other Homebuilding	9	10	8

Total	134	133	142

Average for quarter ended	133	134	160

M.D.C. HOLDINGS, INC.

Reconciliation of Non-GAAP Financial Measure

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Home Sales Revenue—As reported	$311,276	$185,554	$452,219	$352,536
Home Cost of Sales—As reported	$255,062	$152,118	$364,452	$293,443
Warranty Adjustments	(1,677)	(10,904)	(5,606)	(14,547)
Interest in Cost of Sales	8,202	8,661	11,404	16,694

Home Cost of Sales—Excluding Warranty Adjustments and Interest	$248,537	$154,361	$358,654	$307,990

Home Gross Margins—Excluding Warranty Adjustments and Interest(7)	20.2%	16.8%	20.7%	12.6%

(7)

Home Gross Margins excluding the impact of warranty adjustments and interest in cost of sales is a non-GAAP financial measure. We believe this information is meaningful as it isolates the impact that warranty adjustments and interest have on our Home Gross Margins.